UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report: February 13, 2008

(Date of earliest event reported)

RUBICON TECHNOLOGY, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	Commission File No.	36-4419301
(State of Incorporation)	001-33834	(I.R.S. Employer Identification No.)

9931 Franklin Avenue Franklin Park, Illinois		60131
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code:

(847) 295-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

On February 13, 2008, Rubicon Technology, Inc. (“Rubicon”) issued a press release to announce its financial results for the quarter and fiscal year ended December 31, 2007. The initial press release was incorrectly transmitted by PR Newswire and in the table “Condensed Statements of Cash Flows,” the line item “Proceeds from sale of preferred stock” read “5,553” in the 2007 column rather than in the 2006 column. The press release was redistributed the same day to reflect that in the table “Condensed Statements of Cash Flows,” the line item “Proceeds from sale of preferred stock” should read “5,553” in the 2006 column rather than in the 2007 column. Rubicon will host a conference call on February 14, 2008 at 7:30 a.m. Central Standard Time to announce its financial results for the quarter and fiscal year ended December 31, 2007. A copy of the corrected press release is furnished as Exhibit 99.1 to this Form 8-K.

Rubicon is making reference to non-GAAP financial information in both the press release and the conference call. Certain of the non-GAAP measures are described below and are included in the reconciliation to the corresponding GAAP measures in the financial tables contained in the press release.

GAAP net loss for the fourth quarter of 2007 was $2.0 million as compared to GAAP net loss for the fourth quarter of 2006 of $2.2 million. Non-GAAP net income in the fourth quarter of 2007 was $1.8 million as compared to non-GAAP net loss of $200,000 in the fourth quarter of 2006.

This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit
99.1	Press Release of Rubicon Technology, Inc. dated February 13, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RUBICON TECHNOLOGY, INC.

Date: February 13, 2008	By:	/s/ William F. Weissman
	Name:	William F. Weissman
	Title:	Chief Financial Officer

Exhibit No.	Exhibit
99.1	Press Release of Rubicon Technology, Inc. dated February 13, 2008.